                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CEM Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               CEM Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             [CEM CORPORATION LOGO]

                            MATTHEWS, NORTH CAROLINA


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 8, 1995

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CEM Corporation (the Company) will be held at the principal office of the Company, 3100 Smith Farm Road, Matthews, North Carolina, on Wednesday, November 8, 1995, at 11:00 a.m., Local Time, for the purpose of considering and acting upon the following:

          1.     The election of four Directors.

          2. A proposal to amend the 1993 Nonqualified Stock Option Plan for Non-Employee Directors.

          3. A proposal to ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending June 30, 1996.

          4. Any and all other matters that may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on September 15, 1995 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

         THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                        By Order of the Board of Directors



                                        /s/ Michael J. Collins
                                        -------------------------------------
                                        MICHAEL J. COLLINS
                                        President and Chief Executive Officer

Matthews, North Carolina
October 2, 1995

                                CEM CORPORATION

              Post Office Box 200, Matthews, North Carolina 28106

                                PROXY STATEMENT

GENERAL

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of CEM Corporation (the Company) to be held at its principal office, 3100 Smith Farm Road, Matthews, North Carolina, at 11:00 a.m., Local Time, on Wednesday, November 8, 1995. This Proxy Statement and accompanying proxy are being sent to the shareholders of the Company on or about October 2, 1995.

         Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, the Company has engaged Corporate Communications, Inc. (CCI) to deliver proxy materials to, and solicit proxies from, these institutions. CCI will be reimbursed for its printing costs, postage and freight charges, and other expenses and will be paid a solicitation fee of approximately $3,500. The total cost of soliciting proxies will be borne by the Company.

         Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time, before the authority thereby granted is exercised, by written request addressed to Secretary, CEM Corporation, Post Office Box 200, Matthews, North Carolina 28106 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

         The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Shareholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

         Shareholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of the Common Stock of the Company held by them of record at the close of business on September 15, 1995, which is the record date for determining the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares represented at the meeting and entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on September 15, 1995 was 3,619,163.

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF MANAGEMENT

         At September 15, 1995, the only persons known to the Company to be the beneficial owners of more than 5% of the $.05 par value Common Stock of the Company (the Common Stock) were as follows:

    NAME AND                                                  NUMBER OF SHARES
   ADDRESS OF                                                   AND NATURE OF                   PERCENT OF COMMON
 BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP              STOCK OUTSTANDING (1)
 ----------------                                           --------------------              ---------------------
Michael J. Collins                                               504,112(2)                           13.5%
10225 Thomas Payne Circle
Charlotte, North Carolina  28277

David L. Babson & Co., Inc.                                      391,100(3)                           10.4%
One Memorial Drive
Cambridge, MA  02142-1300

Dimensional Fund Advisors Inc.                                   206,900(4)                            5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Morgan Grenfell Capital                                          334,000(5)                            8.9%
 Management Incorporated
855 Third Avenue, Suite 3200
New York, New York  10022

____________________

(1) Based on the number of shares outstanding plus options held by Directors and Executive Officers that are currently exercisable or that are exercisable within 60 days.

(2) Includes 27,970 shares subject to options that are currently exercisable or which are exercisable within 60 days and 4,950 shares held by Mr. Collins' wife as custodian for their children.

(3) David L. Babson & Company, Inc. (Babson) is an investment adviser. Babson has sole voting power over 294,700 of the shares, shared voting power over 96,400 of the shares and sole dispositive power over all of the shares. All information herein concerning Babson is based upon that furnished by Babson to the Company in a Schedule 13G dated February 10, 1995.

(4) Dimensional Fund Advisors Inc. (Dimensional), a registered investment advisor, is deemed to have beneficial ownership of 206,900 shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. All information herein concerning Dimensional is based upon that furnished by Dimensional to the Company in a Schedule 13G dated January 30, 1995 and in information furnished by Dimensional to the Company by letter dated February 9, 1995.

(5) Morgan Grenfell Capital Management, Inc. (Morgan), a registered investment advisor, has sole voting power over 234,500 shares and sole dispositive power over all of the shares. All information herein concerning Morgan is based upon that furnished by Morgan in a Schedule 13F dated August 28, 1995.

         The following table sets forth, as of September 15, 1995, information as to the beneficial ownership of the Common Stock by all Directors and Executive Officers of the Company as a group and by Francis H. Zenie, James A. Prendergast, Brian W. Renoe and Richard N. Decker:

                                                NUMBER OF SHARES
    NAME OF                                      AND NATURE OF                      PERCENT OF COMMON
 BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP (1)              STOCK OUTSTANDING (2)
 ----------------                           ------------------------              ---------------------
 Directors and Executive                          620,021(3)                            16.6%
  Officers as a group

 Francis H. Zenie                                  10,500(4)                              (5)

 James A. Prendergast                              39,768(6)                             1.1%

 Brian W. Renoe                                    16,202(7)                              (5)

 Richard N. Decker                                  9,734(8)                              (5)

 ___________________

(1) Information as to the beneficial ownership of the Common Stock by the Chief Executive Officer is included in the immediately preceding table.

(2) Based on the number of shares outstanding plus options held by Directors and Executive Officers that are currently exercisable or exercisable within 60 days.

(3) Includes 125,270 shares subject to options held by Directors and Executive Officers that are currently exercisable or that are exercisable within 60 days and 1,009 shares subject to transfer restrictions and risk of forfeiture as described in Note 2 to the Summary Compensation Table.

(4) Includes 10,500 shares subject to options that are currently exercisable or that are exercisable within 60 days.

(5)      Less than 1%.

(6) Includes 36,800 shares subject to options that are currently exercisable or that are exercisable within 60 days and 367 shares subject to transfer restrictions and risk of forfeiture as described in Note 2 to the Summary Compensation Table.

(7) Includes 14,000 shares subject to options that are currently exercisable or that are exercisable within 60 days and 335 shares subject to transfer restrictions and risk of forfeiture as described in Note 2 to the Summary Compensation Table.

(8) Includes 8,000 shares subject to options that are currently exercisable or that are exercisable within 60 days and 307 shares subject to transfer restrictions and risk of forfeiture as described in Note 2 to the Summary Compensation Table.

ELECTION OF DIRECTORS

         The Bylaws of the Company provide for not less than four nor more than nine Directors, as determined from time to time by resolution of the shareholders or the Board of Directors. The Board of Directors has set the number of Directors of the Company at five but has reduced the number to four effective at the meeting.

         At the meeting, four Directors will be elected to serve, subject to the provisions of the Bylaws, until the 1996 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The accompanying proxy may be voted for only four Directors. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality. A quorum consists of a majority of votes entitled to be cast. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the four nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a shareholder in such shareholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for the four nominees including such substitutes as shall be designated by the Board of Directors.

         The four nominees for election as Director, all of whom are currently members of the Board of Directors, are listed below. The first three nominees were elected to their current terms, which expire in 1995, at the Annual Meeting of Shareholders held on November 10, 1994. John D. Correnti was elected to the Board of Directors on August 3, 1995 for a term expiring in 1995. Francis H. Zenie is not standing for re-election.

                                                                                                PERCENT OF
                                                                                                 COMMON
        NAME AND                                                            SHARES OF COMMON      STOCK
   DIRECTOR SINCE (1)    AGE    INFORMATION ABOUT NOMINEES AND DIRECTORS     STOCK OWNED (2)   OUTSTANDING (3)
   ------------------    ---    ----------------------------------------     ---------------   ---------------
 Michael J. Collins       53   President and Chief Executive                      504,112(4)        13.5%
   1971                        Officer of the Company since 1978;
                               Chairman of the Board of the Company
                               1986-1992

 Ronald A. Norelli        50   Chairman of the Board of the Company                23,905(5)          (6)
   1985                        since 1992; President and Chief
                               Executive Officer of Norelli & Company
                               (strategic management consulting firm)
                               since 1981

 John L. Chanon           52   Senior Vice President - Finance of                  15,600(7)          (6)
   1987                        Harris-Teeter, Inc. (regional
                               supermarket chain) since 1993; President
                               of Jordan Graphics, Inc. (printing
                               company) 1989-1993; Harris-Teeter, Inc.
                               and Jordan Graphics, Inc. are sub-
                               sidiaries of Ruddick Corporation
                               (holding company)


                                                                                                 PERCENT OF
                                                                                                  COMMON
        NAME AND                                                            SHARES OF COMMON       STOCK
   DIRECTOR SINCE (1)    AGE    INFORMATION ABOUT NOMINEES AND DIRECTORS     STOCK OWNED (2)   OUTSTANDING (3)
   ------------------    ---    ----------------------------------------     ---------------   ---------------
 John D. Correnti         48   President and Chief Operating Officer of               200            (6)
   1995                        Nucor Corporation (steel manufacturer)
                               since 1991 and Vice President 1982-1991;
                               Director of Nucor Corporation,
                               Harnischfeger Industries Inc. and
                               Navistar International Corporation
-------------------

(1) The information about the Directors was furnished to the Company by the Directors.

(2) All shares are owned directly and with sole voting and dispositive power except as otherwise noted. Common Stock ownership information is as of September 15, 1995.

(3) Based on the number of shares outstanding plus options held by Directors that are currently exercisable or exercisable within 60 days.

(4) Includes 27,970 shares subject to options that are presently exercisable or that are exercisable within 60 days and 4,950 shares held by his wife as custodian for their children.

(5) Includes 15,500 shares subject to presently exercisable options and 405 shares held as custodian for his children.

(6)   Less than 1%.

(7) Includes 12,500 shares subject to presently exercisable options and 100 shares held by his son.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors met four times during the fiscal year. Each Director attended all of the meetings of the Board of Directors and Committees on which he served. The Company has Audit and Compensation Committees. The Board of Directors does not have a Nominating Committee.

         The Audit Committee is composed of John L. Chanon and Ronald A. Norelli and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures, and approving services to be performed by the Company's independent auditors. John L. Chanon is Chairman of the Audit Committee. The Audit Committee met twice during the fiscal year.

         The Compensation Committee is composed of Ronald A. Norelli, John L. Chanon and Francis H. Zenie and reviews and makes recommendations with respect to executive and officer compensation and administers the Company's 1993 Management Equity Plan and the Management Incentive Compensation Plan. Ronald
A. Norelli is Chairman of the Compensation Committee. The Compensation Committee met twice during the fiscal year.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors of the Company, whose members are named above, provides overall guidance to the Company's executive compensation process. The Compensation Committee is composed of three outside members of the Board of Directors and meets periodically to review the Company's executive and officer compensation. The Compensation Committee's recommendations regarding the salary of the Chief Executive Officer and the other officers of the Company are subject to approval by the Board, except for decisions about grants under the 1987 Stock Option Plan (which was terminated upon approval by the shareholders of the 1993 Management Equity Plan on November 16, 1993) and the 1993 Management Equity Plan (the Management Equity Plan). As administrator of the 1987 Stock Option Plan and the Management Equity Plan, the Compensation Committee granted options under the 1987 Stock Option Plan and grants options and makes other equity-based awards under the Management Equity Plan and determines the terms and conditions of such awards. In order for the grants to satisfy tax and securities law requirements, the Compensation Committee is not composed of employees of the Company or persons eligible to receive awards under the 1987 Stock Option Plan or the Management Equity Plan.

         The Compensation Committee's compensation policies are designed to fairly compensate the officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, the motivation of those officers and employees reporting to them, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities. The named Executive Officers' 1995 annual compensation consisted of a base salary and a bonus earned pursuant to the terms of the Company's Management Incentive Compensation Plan (the MICP). The salary was designed to reward the Executive Officers for the performance of their responsibilities and their long-term commitment to the Company. In fiscal year 1995, the Compensation Committee, and in prior years, the Board, which served the function of the Compensation Committee, has usually granted increases in the base salaries of the Executive Officers each year based on recommendations from the Chief Executive Officer who has consulted with other officers of the Company. From time to time, the Board has made adjustments to such recommendations.

         In considering salaries for the 1995 fiscal year, the Compensation Committee considered the Company's overall performance over a period of years and the performance of the individual officer and compared the officers' salaries with the salaries of comparable officers at comparable companies, and recommended increases in the base salaries of the named Executive Officers for 1995 over 1994 which averaged 3.9%, excluding the Chief Executive Officer.

         The MICP and the Management Equity Plan together provide a comprehensive incentive compensation program for the Company's key employees through performance based cash and equity incentives. These two plans are used together by the Compensation Committee to provide more competitive compensation packages to the key employees of the Company. Under these plans, key employees of the Company are eligible to earn increased compensation primarily based on increases in the Company's net income before interest and taxes as well as individual performance relative to preestablished individual objectives. Such compensation is in the form of cash bonuses granted pursuant to the MICP and restricted stock and other equity-based awards granted under the Management Equity Plan in amounts determined under the MICP. The Compensation Committee believes that the combination of the MICP and the Management Equity Plan creates a competitive compensation package for the Company's key employees, rewarding key employees for increasing the net income before interest and taxes of the Company and thereby ultimately benefitting the shareholders of the Company. For the 1995 fiscal year, two-thirds of a named Executive Officer's bonus was determined by the performance of the Company and one-third was discretionary based on an assessment of the individual's performance. The bonus was paid 60% in cash, 20% in the form of a stock bonus and 20% in the form of a restricted stock award.

         Stock options granted under the Company's 1987 Stock Option Plan and stock options and other equity based awards granted under the Management Equity Plan are designed to create a proprietary interest in the Company among the officers and other key employees of the Company who are granted stock options and to more closely align the long-term interests of the optionees with those of the shareholders of the Company. During the 1995 fiscal year, Messrs. Prendergast, Renoe and Decker were each granted an option (and related stock appreciation rights (SARs)) to purchase 6,000 shares of Common Stock under the Management Equity Plan.

         Mr. Collins' 1995 annual compensation consisted of a base salary and a bonus earned pursuant to the terms of the MICP. Mr. Collins' base salary was determined based on a number of factors, including the performance of the Company and his individual performance and by comparison to the salaries of chief executive officers at comparable companies. Mr. Collins' salary was increased by 6.7% for 1995 over 1994. All of Mr. Collins' bonus was determined by the performance of the Company. Mr. Collins had the option of receiving his entire bonus in cash and elected to do so for the 1995 fiscal year.

         The Compensation Committee report is presented by Ronald A. Norelli, John L. Chanon and Francis H. Zenie.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         Included below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing June 30, 1990 and ending June 30, 1995 covering the Company's five fiscal years ended June 30, 1995.

         The Company has selected a Peer Group consisting of the six publicly-traded companies, named below, which are in the laboratory and analytical instrument industry. Many of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER GROUP


                                6/29/90    6/28/91     6/30/92     6/30/93     6/30/94    6/30/95
                                -------    -------     -------     -------     -------    -------
CEM Corp.                       100.000    114.865     100.000     100.000     124.324    135.135

NASDAQ (U.S. Co.s)              100.000    105.889     127.251     159.988     161.613    215.325

Peer Group                      100.000    113.238     114.790      95.447     113.013    163.700




This graph assumes that $100 was invested in the Company's Common Stock on June 30, 1990, in the NASDAQ Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Bio-Rad

Laboratories, Inc., Instron Corporation, Isco, Inc., Modern Controls, Inc., O.I. Corporation and Pacific Scientific Company, and that dividends are reinvested.

EXECUTIVE COMPENSATION

         The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended June 30, 1995, to or for the account of the Chief Executive Officer and James A. Prendergast, Brian W. Renoe and Richard N. Decker, the only Executive Officers of the Company whose total annual salary and bonus exceeded $100,000 for the 1995 fiscal year (collectively, the named Executive Officers).

                                                SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION                  LONG TERM
                                                                               COMPENSATION
                                     -----------------------------------------------------------
                                                                                  AWARDS
                                                                          ----------------------
                                                               OTHER
                                                               ANNUAL     RESTRICTED
  NAME AND                                                    COMPEN-        STOCK     OPTIONS/      ALL OTHER
  PRINCIPAL               FISCAL     SALARY      BONUS        SATION       AWARD(S)      SARS       COMPENSATION
  POSITION                YEAR         ($)        ($)         ($)(1)        ($)(2)      (#)(3)         ($)(4)
-----------------------------------------------------------------------------------------------------------------
  Michael J. Collins      1995      191,769    35,222         --               0             0      3,000/19,848
   President and Chief    1994      177,902    52,600         --               0          15,000    3,198/15,986
   Executive Officer      1993      160,317    10,000         --               0             0      2,909/11,783

  James A. Prendergast    1995      130,200    18,860(5)      --             4,771         6,000    2,331/13,489
   Vice President --      1994      122,448    28,488(6)      --             7,560         7,000    2,549/10,845
   Sales & Service        1993      120,202     5,000         --               0             0      2,400/8,836

  Brian W. Renoe          1995      116,888    17,233(5)      --             4,355         6,000    1,880/12,159
   Vice President --      1994      108,718    26,039(6)      --             6,930        10,000    1,162/9,888
   Technology(7)

  Richard N. Decker       1995      110,125    15,768(5)     --              3,991         6,000     2,717/11,369
   Secretary,             1994      102,201    23,690(6)     --              6,300         3,000      800/8,908
   Treasurer              1993       41,667     2,500        --                0          10,000       11,441(8)
   & Chief Financial
   Officer
-----------------------------------------------------------------------------------------------------------------


(1) No named Executive Officer has received personal benefits during the listed years in excess of 10% of annual salary.

(2) The value of these awards is based on the closing market price of the Common Stock on the dates such shares were awarded. These restricted shares were awarded as a portion of such executive officer's bonus earned under the MICP. Rights to such shares issued for the fiscal years 1994 and 1995 vest on July 29, 1995 and August 3, 1996, respectively, subject to forfeiture in the event such officer's employment with the Company is terminated for any reason other than death, disability or retirement with the consent of the Company. Dividends, if any, will be paid on the restricted shares. At the end of the fiscal year Messrs. Prendergast, Renoe and Decker held 672, 616 and 560 restricted shares valued at $8,400, $7,700 and $7,000, respectively.

(3) The options granted to the named Executive Officers during the fiscal year ended June 30, 1995 included related stock appreciation rights (SARs).
      No SARs were granted to the named Executive Officers during the two fiscal years ended June 30, 1994.

(4) The numbers represent amounts contributed by the Company under the Company's 401(k) plan/profit-sharing plan.

(5) Includes 367, 335 and 307 shares issued to Messrs. Prendergast, Renoe and Decker, respectively, as a portion of a bonus earned under the MICP. The fair market value of such shares, based on the average of the high and low prices of the Common Stock on the date of award as reported on NASDAQ/NMS, was $4,771, $4,355 and $3,991, respectively.

(6) Includes 672, 616 and 560 shares issued to Messrs. Prendergast, Renoe and Decker, respectively, as a portion of a bonus earned under the MICP. The fair market value of such shares, based on the average of the high and low prices of the Common Stock on the date of award as reported on NASDAQ/NMS, was $7,392, $6,776 and $6,160, respectively.

(7)   Mr. Renoe first became an executive officer in July 1993.

(8) Mr. Decker was paid $11,441 to defray his moving expenses in connection with his employment by the Company in January 1993. No amounts were contributed by the Company in fiscal year 1993 under its 401(k) plan/profit sharing plan for Mr. Decker.

         The table below shows all option grants during the fiscal year ended June 30, 1995 to the Chief Executive Officer and each named Executive Officer and the potential realizable value of each grant of options assuming annualized appreciation in the Common Stock at the rate of 5% and 10% over the term of the option.

                                          OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF
                                                                                                        STOCK PRICE
                                                                                                     APPRECIATION FOR
                                                         INDIVIDUAL GRANTS                              OPTION TERM
                                                         -----------------                         --------------------

                                    OPTIONS/      % OF TOTAL OPTIONS      EXERCISE
                                      SARS            GRANTED TO          OR BASE
                                     GRANTED         EMPLOYEES IN          PRICE      EXPIRATION
 NAME                                  (#)            FISCAL YEAR          ($/SH)        DATE       5% ($)      10% ($)
 ----                               ---------     ------------------    -----------   ----------    ------      -------
Michael J. Collins                      0                   -                 -             -          -           -
James A. Prendergast                  6,000               10.4%            $11.00       7/28/2004   41,507      105,187
Brian W. Renoe                        6,000               10.4%            $11.00       7/28/2004   41,507      105,187
Richard N. Decker                     6,000               10.4%            $11.00       7/28/2004   41,507      105,187

         The table below shows, on an aggregated basis, each exercise of stock options or SARs during the fiscal year ended June 30, 1995 by each of the named Executive Officers and the 1995 fiscal year-end value of unexercised options and SARs.

           AGGREGATED OPTION/SAR EXERCISES IN THE 1995 FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                                   NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED
                                                                      OPTIONS/SARS AT       IN-THE-MONEY OPTIONS
                                                                       FY-END (#SH)        /SARS AT FY-END ($)(1)

                         SHARES ACQUIRED                               EXERCISABLE/             EXERCISABLE/
 NAME                   ON EXERCISE (#SH)    VALUE REALIZED ($)        UNEXERCISABLE            UNEXERCISABLE
 ----                   -----------------    ------------------      -----------------        -----------------
 Michael J. Collins             0                    0                 23,720/11,750            68,487/24,719
 James A.                       0                    0                 33,100/11,700            65,913/18,638
   Prendergast
 Brian W. Renoe                 0                    0                 10,000/16,000            11,875/24,875
 Richard N. Decker              0                    0                  5,750/13,250            17,219/27,156

___________________

(1) Represents the total gain which would be realized if all options for which the fair market value of the stock at year-end ($12.125) was greater than the exercise price were exercised.

DIRECTOR COMPENSATION

         Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving as directors. Directors who are not employees of the Company or its subsidiaries receive an annual retainer of $7,000 and $500 for each Committee meeting attended, except the fee for a Committee meeting held on the same day as a Board meeting is $250. Ronald A. Norelli also receives $31,000 per year as Chairman of the Board of the Company.

         The 1986 Director Plan, which was terminated on November 16, 1993 upon approval by the shareholders of the 1993 Nonqualified Stock Option Plan for Non-Employee Directors (the 1993 Director Plan), provided for the issuance of up to 90,000 shares of Common Stock. Options for a total of 43,000 shares were granted under the 1986 Director Plan prior to its termination.

         On September 16, 1993, the Board of Directors adopted the 1993 Director Plan. The shareholders approved the 1993 Director Plan at the 1993 Annual Meeting on November 16, 1993.

         The Board of Directors has reserved 25,000 shares of Common Stock for issuance upon exercise of options granted under the 1993 Director Plan. This number, as well as the number of shares issuable upon exercise of an option, is subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions.

         The only persons eligible to receive options under the 1993 Director Plan are Directors of the Company who are not regular employees of the Company on the date of grant of the option. Under the 1993 Director Plan, each Director who was eligible to receive options under the Plan was automatically granted an option to purchase 500 shares of Common Stock on February 1, 1994 and 1995, and will automatically be granted an option to purchase 1,000 shares of Common Stock on February 1, 1996, each subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions. The Board of Directors has adopted, subject to shareholder approval, amendments to the 1993 Director Plan to provide for the automatic grant to each eligible newly elected Director of an option to purchase 5,000 shares of Common Stock and to extend the current Plan to grant all eligible Directors an option to purchase 1,000 shares on February 1, 1997 and 1998. The amendments are described more fully below. If there are not sufficient shares reserved for such grants, the eligible Directors will receive an option for a pro rata number of the remaining shares reserved for grant. The exercise price of options granted under the 1993 Director Plan is the fair market value of the Common Stock on the date of grant. On February 1, 1995 Messrs. Norelli, Chanon and Zenie each received an option to purchase 500 shares of Common Stock at an exercise price of $13.625 per share.

         An option granted under the 1993 Director Plan is not exercisable unless the optionee remains available to serve as a Director of the Company until the first anniversary of the date of grant. On or after such first anniversary, any or all of such option may be exercised until the expiration or termination of the option. Upon the exercise of an option or portion thereof, the exercise price must be paid in full in cash or its equivalent.

APPROVAL OF AMENDMENTS TO 1993 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         On August 3, 1995, the Board of Directors adopted amendments to the 1993 Nonqualified Stock Option Plan for Non-Employee Directors, subject to approval by the shareholders at the 1995 Annual Meeting. The amendments to the 1993 Director Plan added the automatic grant to each eligible Director, newly elected on or after August 1, 1995, of an option to purchase 5,000 shares of Common Stock and the automatic grant of options to purchase 1,000 shares of Common Stock on February 1, 1997 and 1998. The 1993 Director Plan as amended by the Board of Directors (the Amended Plan) is intended to provide Directors who are not employees of the Company with a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage such Directors to remain with and to devote their best efforts to the Company.

         The Board of Directors has reserved 25,000 shares of Common Stock (approximately 0.7% of the shares of Common Stock outstanding as of September 15, 1995) for issuance upon exercise of the options granted under the 1993 Director Plan. As of September 15, 1995, no shares have been issued under the 1993 Director Plan, but options for 3,000 shares have been granted. No additional shares have been reserved as a result of the amendments to the 1993 Director Plan. The number of shares reserved, as well as the number of shares issuable upon exercise of an option, is subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions.

         The Amended Plan is administered by the Board of Directors. However, no discretion concerning decisions regarding the Amended Plan will be afforded to a person who is not a "disinterested person" as defined in the rules and regulations under Section 16 of the Securities Exchange Act of 1934 (the Exchange Act). In the event the Board of Directors is precluded from exercising such discretion, it may delegate its authority to exercise such discretion to a person or committee of persons, each of whom is a "disinterested person."

         The only persons eligible to receive options under the Amended Plan are Directors of the Company who are not regular employees of the Company on the date of grant of the option. Under the Amended Plan, each newly elected Director shall automatically be granted an option to purchase 5,000 shares of Common Stock on the date of election. The Amended Plan also provides that any Director elected after August 1, 1995 but prior to approval of the amendments to the 1993 Director Plan by the shareholders of the Company, will automatically be granted an option to purchase 5,000 shares of Common Stock on the date of such approval by the shareholders. John D. Correnti, who was first elected to the Board of Directors on August 3, 1995, will receive an option for 5,000 shares upon approval of the amendments by the shareholders.
Additionally, each Director eligible under the Amended Plan will automatically be granted an option to purchase 1,000 shares of Common Stock on February 1 of 1996, 1997 and 1998. All such options are subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions. If there are not sufficient shares reserved for such grants, the eligible Directors will receive an option for a pro rata number of the remaining shares reserved for the grant. There currently are four Directors eligible to participate under the Amended Plan.

         The exercise price of options granted under the Amended Plan will be the fair market value of the Common Stock (calculated as the closing sale price on the NASDAQ National Market System) on the date of grant which was $13.375 on September 15, 1995.

         An option granted under the Amended Plan is not exercisable unless the optionee remains available to serve as a Director of the Company until the first anniversary of the date of grant. On or after such first anniversary, any or all of such option may be exercised until the expiration or termination of the option. Upon the exercise of an option or portion thereof, the exercise price must be paid in full in cash or its equivalent.

         Options granted under the Amended Plan are not transferable except by will or intestacy. An optionee's rights under all outstanding options will terminate three months after his or her termination as a Director, unless the termination is because of death or disability, in which case the options will be exercisable for one year after such termination. Subject to earlier termination as previously discussed, all options granted under the Amended Plan shall expire ten years from the date of grant.

         The Board of Directors may terminate, suspend or further amend the Amended Plan at any time except no termination, suspension or amendment can adversely affect the rights of an optionee as to any outstanding option(s) without the optionee's consent unless the amendment is necessary to preserve or provide exemptions from the applicability of Section 16(b) of the Exchange Act to the grant, lapse, disposition, cancellation or exercise of options. In addition, no amendment regarding the determination of the optionees, the date of grant, the number of options granted to an optionee and the requirement that no discretion concerning decisions regarding the Amended Plan be afforded to a person who is not a "disinterested person" may be made more than once every six months unless the amendment is necessary to comply with changes in the Code or the rules and regulations under the Code.

         For federal income tax purposes, the optionee will realize no taxable income when the option is granted. Upon the exercise of an option granted under the Amended Plan, the amount by which the fair market value of the shares purchased pursuant to such exercise exceeds the option price will be treated as compensation income received by the optionee. The amount of compensation income recognized by the optionee is deductible by the Company in the year the income is recognized. Upon the subsequent disposition of shares received upon the exercise of an option, generally any amount realized in excess of the optionee's basis (usually the fair market value at the time of exercise) will be taxed as a capital gain and any amount realized which is less than the optionee's basis will be treated as a capital loss.

         The Company has registered the shares issuable pursuant to the 1993 Director Plan under the Securities Act of 1933.

         The 1993 Director Plan was approved by the shareholders on November 16, 1993. The amendments to the 1993 Director Plan are effective August 3, 1995 subject to approval at the 1995 Annual Meeting of Shareholders. No options granted under the amendments to the 1993 Director Plan may be exercised until the amendments to the 1993 Director Plan are approved by the holders of a plurality of the shares of Common Stock voting on the proposal at the 1995 Annual Meeting of Shareholders when a quorum is present. Abstentions and shares not voted are not counted in determining a plurality. If such approval is not obtained, the amendments to the 1993 Director Plan shall be void and the 1993 Director Plan as approved on November 16, 1993 shall remain in effect.

The Board of Directors recommends a vote FOR approval of the amendments to the 1993 Director Plan and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers and persons who own more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Officers, Directors and greater than 10% shareholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1995, all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than 10% beneficial shareholders were complied with.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1996. This selection is being presented to the shareholders for their ratification at the Annual Meeting of Shareholders. The firm of Coopers & Lybrand L.L.P. has audited the Company's financial statements annually since 1981 and is considered well qualified.

         Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Shareholders with an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR the ratification of the selection of Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1996, and proxies solicited by the Board of Directors will be so voted unless shareholders specify a different choice.

         If the shareholders do not ratify the selection of Coopers & Lybrand L.L.P., the selection of independent public accountants will be reconsidered by the Board of Directors.

SHAREHOLDER PROPOSALS

         Any proposal that a shareholder intends to present for action at the 1996 Annual Meeting of Shareholders, currently scheduled for November 14, 1996, must be received by the Company no later than June 4, 1996, in order for the proposal to be included in the proxy statement and form of proxy for the 1996 Annual Meeting of Shareholders. The proposal should be sent to Secretary, CEM Corporation, Post Office Box 200, Matthews, North Carolina 28106.

                                                                      APPENDIX A


(CEM LOGO)                      CEM CORPORATION                            PROXY
                PROXY SOLICTED BY THE BOARD OF DIRECTORS FOR THE
                   ANNUAL MEETING TO BE HELD NOVEMBER 8, 1995

    The undersigned hereby appoints Michael J. Collins and Richard N. Decker, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $.05 par value Common Stock of the undersigned in CEM Corporation at the Annual Meeting of Shareholders to be held on November 8, 1995, and at any adjournment thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSALS 2 AND 3 BELOW. The Board of Directors recommends voting FOR on each item.

1. ELECTION OF DIRECTORS: Nominees are Michael J. Collins, Ronald A. Norelli, John L. Chanon and John D. Correnti.
   / / FOR all listed nominees (except do not vote for the nominee(s) whose name(s) I have written below)

     ---------------------------------------------------------------------------
                            / / WITHHOLD AUTHORITY to vote for the listed
                                nominees

2. APPROVAL OF AMENDMENTS TO THE 1993 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
  / / FOR                 / / AGAINST                / / ABSTAIN

3. RATIFICATION OF SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS
  / / FOR                 / / AGAINST                / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (CONTINUED FROM OTHER SIDE)

Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

                                             PLEASE DATE AND SIGN EXACTLY AS
                                             PRINTED BELOW AND RETURN PROMPTLY
                                             IN THE ENCLOSED POSTAGE PAID
                                             ENVELOPE.
                                             Dated:______________________, 1995.
                                             ___________________________________
                                             ___________________________________
                                             (When signing as attorney,
                                             executor, administrator, trustee,
                                             guardian, etc., give title as such.
                                             If joint account, each joint owner
                                             should sign.)